                                                                   EXHIBIT 10.41



                                                  May 24, 1996



Congress Financial Corporation (Northwest)
101 S.W. Main Street, Suite 725
Portland, OR 97204

          Re:  Fifteenth Amendment to Accounts Financing Agreement
               ---------------------------------------------------

Ladies and Gentlemen:

          This Fifteenth Amendment to Accounts Financing Agreement, dated as of the 24th day of May, 1996 (this "Amendment") is for the purpose of amending the Accounts Financing Agreement [Security Agreement] which we entered into on or about December 20, 1990, as it has been previously amended (the "Accounts Financing Agreement").

          For valuable consideration, receipt and sufficiency of which are acknowledged, we agree as follows:

           Section 2.6 of the Accounts Financing Agreement is hereby amended to provide as follows:

          "2.6 The amount of loans which you shall, in your discretion, make to us from time to time under Section 2.1 above or under any supplement to this Agreement shall be subject at all times to a reduction in the amount of $250,000. Such reduction shall be referred to as the "Availability Block."

           Section 2.7 of the Accounts Financing Agreement is amended to provide as follows:

          "2.7 In addition to amounts otherwise available under the formulas described above, and notwithstanding the Maximum Credit Limit, you will temporarily, until December 1, 1996, allow us an overadvance of up to $1,000,000, subject to the reductions provided below (the "Overadvance Limit"). All overadvance amounts shall bear interest at the rate prescribed in Section 3 hereof. The Overadvance Limit will be reduced by the following amounts, and any overadvance amounts in excess of such reduced Overadvance Limit must be repaid, on the dates listed below:

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

                            Date           Reduction Amount
                            ----           ----------------
                            10/1/96        $500,000

                            11/1/96        $250,000

                            12/1/96        $250,000

          Any remaining balance of the overadvance shall be repaid in full December 1, 1996."

           The first sentence of Section 9.1 of the Accounts Financing Agreement is amended to provide as follows:

          "9.1 This Agreement shall remain effective and shall continue in force and effect for a term ending July 31, 1998 (the "Renewal Date") and from year to year thereafter, unless sooner terminated pursuant to the terms hereof."

           Section 9.2 of the Accounts Financing Agreement is amended in its entirety to provide as follows:

          "9.2 If you terminate this Agreement upon the occurrence of an Event of Default or at our request, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of your lost profits as a result thereof, we hereby agree that we shall pay to you, upon the effective date of such termination, an early termination fee in an amount equal to three percent (3%) of the Maximum Credit if such termination occurs on or at any time prior to July 31, 1997 and one percent (1%) of the Maximum Credit if such termination occurs at any time thereafter, whether before or following the Renewal Date. Such termination fee shall be presumed to be the amount of damages sustained by you as a result of such early termination, and we agree that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 9.2 shall be deemed included in the Obligations."

           As consideration for the accommodations reflected in this Amendment, we shall pay to you a fee in the sum of $35,000, which you are authorized to deduct from our loan account.

           To induce you to accept this Amendment, we make the following representations, warranties, and covenants:

           (a) Each and every recital, representation, and warranty contained in this Amendment and the Accounts Financing Agreement is correct as of the date of this Amendment.

           (b) No event has occurred or is continuing which constitutes or, with the giving of notice, the passage of time, or both, would constitute, an Event of Default under the Accounts Financing Agreement.

           We shall pay all expenses, including attorney fees, which you incur in connection with the preparation and implementation of this Amendment and any related documents.

           Except as specifically provided above, the Accounts Financing Agreement remains fully valid, binding, and enforceable according to its terms.

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

           We waive and discharge any and all defenses, claims, counterclaims, and offsets which we may have against you and which have arisen or accrued up to the date of this Amendment. We acknowledge that you and your employees, agents and attorneys have made no representations or promises to us except as specifically reflected in this Amendment and in the written agreements which have been previously executed. In this connection, we specifically waive the provisions of California Civil Code (S) 1542, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

                                              Very truly yours,

                                              CARVER CORPORATION


                                              By  /s/ John P. World
                                                  ------------------

                                              Its  Executive Vice President
                                                   ------------------------

          The undersigned guarantor acknowledges that Congress Financial Corporation (Northwest) ("Congress") has no obligation to provide it with notice of, or to obtain its consent to, the terms of this Amendment. The undersigned guarantor nevertheless hereby (i) acknowledges and agrees to the terms and conditions of this Amendment; (ii) acknowledges that its guaranty remains fully valid, binding and enforceable; and (iii) waives any and all defenses, claims, counterclaims and offsets against Congress which may have accrued to date. In connection with these waivers, the undersigned guarantor specifically waives the provisions of California Civil Code (S) 1542, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

                                              USS CORPORATION, dba US Sound


                                              By  /s/ John P. World
                                                  -----------------

                                              Its  Secretary
                                                   ----------------

ACCEPTED AND AGREED:

CONGRESS FINANCIAL CORPORATION (NORTHWEST)


By   /s/ Drew Stawin
     ---------------

Its  Vice President
     ---------------

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